AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1998

                                                     REGISTRATION NO. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 ---------------

                          OUTSOURCE INTERNATIONAL, INC.

             (Exact name of Registrant as specified in its charter)

        Florida                                         67-0675628
 (State of incorporation)                      (I.R.S. Employer Identification)

                         1144 East Newport Center Drive
                       Deerfield Beach, Florida 33442
                                 (954) 418-6200

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 OUTSOURCE INTERNATIONAL, INC. STOCK OPTION PLAN

                              (Full title of plan)

                                Robert A. Lefcort
                         1144 East Newport Center Drive
                         Deerfield Beach, Florida 33442
                                 (954) 418-6200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                              Donn A. Beloff, Esq.
                              Holland & Knight LLP
                           One East Broward Boulevard
                          Ft. Lauderdale, Florida 33301
                                 (954) 525-1000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed               Proposed
                                                                Maximum                 Maximum               Amount of
                Title of                Amount to            Offering Price            Aggregate             Registration
       Securities to be Registered  be Registered (1)         Per Share(2)         Offering Price(2)             Fee
-------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value                       1,040,000          $14.50               $15,080,000              $4,449
$.001 per share
===============================================================================================================================

(1) THIS REGISTRATION STATEMENT ALSO COVERS ANY ADDITIONAL SHARES THAT MAY HEREAFTER BECOME PURCHASABLE AS A RESULT OF THE ADJUSTMENT PROVISIONS OF THE PLAN OR THE AGREEMENTS PURSUANT TO WHICH SUCH SHARES ARE ISSUED. THIS REGISTRATION STATEMENT ALSO COVERS THE RIGHTS TO PURCHASE SHARES OF PREFERRED STOCK OF THE REGISTRANT WHICH WILL BE ATTACHED TO ALL SHARES OF COMMON STOCK BEING REGISTERED HEREUNDER AT A RATE OF ONE RIGHT FOR EACH SHARE OF COMMON STOCK PURSUANT TO THE TERMS OF A SHAREHOLDER PROTECTION RIGHTS AGREEMENT ENTERED INTO BY THE REGISTRANT. UNTIL THE OCCURRENCE OF CERTAIN PRESCRIBED EVENTS, THE RIGHTS ARE NOT EXERCISABLE, ARE EVIDENCED BY THE CERTIFICATES OF COMMON STOCK AND WILL BE TRANSFERRED WITH AND ONLY WITH SUCH COMMON STOCK.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 12, 1998, OF $14.50, AS REPORTED BY THE NASDAQ STOCK MARKET.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, filed with the Commission on April 2, 1998.

         2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

         3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 15, 1998.

         4. The Registrant's Current Report on Form 8-K, filed with the Commission on February 3, 1998.

         5. The Registrant's Current Report on Form 8-K, filed with the Commission on March 5, 1998.

         6. The Registrant's Current Report on Form 8-K/A, filed with the Commission on April 6, 1998.

         7. The Registrant's Current Report on Form 8-K/A, filed with the Commission on May 4, 1998.

         8. The Registrant's Current Report on Form 8-K, filed with the Commission on May 29, 1998.

         9. The description of the Registrant's Common Stock contained under the caption "Description of Securities" in the Prospectus included as a part of Amendment No.1 to the Company's Registration Statement on Form S-1, File No. 333-33443, filed with the Commission on September 23, 1997, and incorporated by reference into the Registration Statement of the Company on Form 8-A (Commission File No. 000-23147), filed with the Commission pursuant to Section 12(g) of the Exchange Act of 1934, as amended (the "Exchange Act") on September 30, 1997.

         10. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

         Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act ("FBCA") and the Company's Bylaws provide that in certain cases, each officer and director of the Company shall be indemnified by the Company against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such. The Company has also purchased directors' and officers' liability insurance consistent with the provisions of the Florida Business Corporation Act to protect directors and officers from liabilities against various laws, including the Securities Act of 1933.

         The Company's Bylaws provide:

         RIGHT TO INDEMNIFICATION. Any person, his heirs, or personal representative, made, or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, regulatory, or investigative ("Proceeding") because he is or was a director or officer of this Corporation or serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, shall be indemnified by this Corporation, to the full extent permitted by the Florida Business Corporation Act; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. In discharging his duty, any director or officer, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director or officer believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent.

         ADVANCES. The rights set forth above in this Article VI shall include the right to be paid by the Corporation expenses incurred in defending or being represented in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer because he is or was a director of officer of this Corporation or serves or served any other corporation or enterprise in any capacity at the request of this Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

         CONTRACT RIGHT. All rights to indemnification, including advancement of expenses, shall be deemed to be provided by a contract between the Corporation and the director or officer who serves in such capacity at any time while this Article VI and other relevant provisions of the Florida Business Corporation Act and other applicable law, if any, are in effect, such that any repeal or modification thereof shall not adversely affect any right existing at the time of such repeal or modification.

         RIGHT TO BRING SUIT. If a claim under the preceding paragraphs of this
         Article VI is not paid in full by the Corporation within 90 days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense, including attorney's fees, of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the Florida Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this
         Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of these Bylaws, the Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise.

         INSURANCE. The Corporation may maintain insurance, at its expense, for the purpose of indemnifying itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, trust or other enterprise, whether or not the Corporation would have the power to provide such indemnity under the Florida Business Corporation Act.

Section 607.0850 of the FBCA, "Indemnification of officers, directors, employees and agents," provides:

         (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

         (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

                           (a) By the board of directors by a majority vote of a
                  quorum consisting of directors who were not parties to such proceeding;

                           (b) If such a quorum is not obtainable or, even if
                  obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                           (c) By independent legal counsel;

                                            1.  Selected by the board of
                           directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                                            2. If a quorum of the directors
                           cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                           (d) By the shareholders by a majority vote of a
                  quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                           (a) A violation of the criminal law, unless the
                  director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

                           (b) A transaction from which the director, officer,
                  employee, or agent derived an improper personal benefit;

                           (c) In the case of a director, a circumstance under
                  which the liability provisions of s. 607.0834 are applicable;
                  or

                           (d) Willful misconduct or a conscious disregard for
                  the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                           (a) The director, officer, employee, or agent is
                  entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                           (b) The director, officer, employee, or agent is
                  entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

                           (c) The director, officer, employee, or agent is
                  fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection
                  (2), or subsection (7).

         (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         (11) For purposes of this section:

                           (a) The term "other enterprises" includes employee
                benefit plans;

                           (b) The term "expenses" includes counsel fees,
                including those for appeal;

                           (c) The term "liability" includes obligations to pay
                  a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                           (d) The term "proceeding" includes any threatened,
                  pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

                           (e) The term "agent" includes a volunteer;

                           (f) The term "serving at the request of the
                  corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                           (g) The term "not opposed to the best interest of the
                  corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT

         NUMBER            DESCRIPTION

         4.3      -        Shareholder Protection Rights Agreement*

         5        --       Opinion of Holland & Knight LLP

        23.1      --       Consent of Deloitte & Touche LLP -- OutSource
                           International, Inc.

        23.2      --       Consent of Deloitte & Touche LLP -- LM Investors,
                           Inc.

        23.3      --       Consent of Holland & Knight LLP (included in opinion
                           filed as Exhibit 5)

        24        --       Powers of Attorney (included on the signature page
                           to this Registration Statement)

------------
* Incorporated by reference to the Exhibits to Amendment No. 1 to the Company's Registration Statement on Form
S-1 (Registration Statement No. 333-33443) as filed with the Commission on
   September 23, 1997.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, OutSource International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield Beach, State of Florida, on the 17th day of June, 1998.

                                              OUTSOURCE INTERNATIONAL, INC.

                                              By:/S/ PAUL M. BURRELL
                                                 ------------------------
                                                 Paul M. Burrell, President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Burrell and Robert A. Lefcort and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the dates indicated.

                 SIGNATURE                                         TITLE                                  DATE

/S/ PAUL M. BURRELL                                  President, Chief Executive Officer              June 17, 1998
--------------------------------------------       and Chairman of the Board of Directors
Paul M. Burrell                                         (Principal Executive Officer)


/S/ ROBERT A. LEFCORT
--------------------------------------------             Executive Vice President,                   June 17, 1998
Robert A. Lefcort                                          Secretary and Director

/S/ SCOTT R. FRANCIS
--------------------------------------------              Chief Financial Officer,                   June 17, 1998
Scott R. Francis                                           Treasurer and Director
                                                        (Principal Financial Officer)


/S/ ROBERT E. TOMLINSON
--------------------------------------------              Chief Accounting Officer                   June 17, 1998
Robert E. Tomlinson                                    (Principal Accounting Officer)

/S/ RICHARD J. WILLIAMS                                           Director                           June 17, 1998
--------------------------------------------
Richard J. Williams

/S/ SAMUEL H. SCHWARTZ                                            Director                           June 17, 1998
--------------------------------------------
Samuel H. Schwartz

/S/ DAVID S. HERSHBERG                                            Director                           June 17, 1998
--------------------------------------------
David S. Hershberg

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION                                               PAGE

4.3      -        Shareholder Protection Rights Agreement*

5       --        Opinion of Holland & Knight LLP

23.1    --        Consent of Deloitte & Touche LLP -- OutSource International,
                  Inc.

23.2    --        Consent of Deloitte & Touche LLP -- LM Investors, Inc.

23.3 -- Consent of Holland & Knight LLP (included in opinion filed as Exhibit 5)

24       -        Power of Attorney (included on the signature page of this
                  Registration Statement)

------------
* Incorporated by reference to the Exhibits to Amendment No. 1 to the Company's Registration Statement on Form
S-1 (Registration Statement No. 333-33443) as filed with the Commission on
   September 23, 1997.